Exhibit 99.1

ascena retail group Announces Leadership Structure Changes to Drive Growth

MAHWAH, NJ – August 1, 2017 – ascena retail group, inc. (NASDAQ: ASNA) (the “Company” or “ascena”) announced today that it has consolidated its executive leadership structure as part of its efforts to reinvigorate top-line growth, enhance its culture of performance and accountability, and sharpen its focus on the creation of sustainable shareholder value.

Effective today, Gary Muto has been appointed to the newly created position of President and CEO of ascena Brands, with responsibility for reinvigorating and driving top-line growth across ascena’s full brand portfolio. Mr. Muto will continue to lead the Company’s Premium Fashion segment, and will now also provide strategic direction and leadership for the Company’s Plus, Value and Kids Fashion segments. Mr. Muto’s new role complements the enterprise platform support responsibilities held by Brian Lynch, who has been elevated to President and Chief Operating Officer of ascena retail group. Mr. Lynch will continue to have responsibility for the Company’s operating platform and infrastructure, and will remain focused on the development and delivery of top-tier enterprise capabilities in supply chain, technology, product sourcing, real estate, and non-merchandise procurement in support of the Company’s brand portfolio. Both Mr. Muto and Mr. Lynch will continue to report to David Jaffe, Chairman and Chief Executive Officer of ascena retail group.

David Jaffe commented, “To date, our Change for Growth transformation program has focused on the ‘change’ piece -a complete organizational reset with an emphasis on efficiency that we expect to deliver $250 to $300 million in cost savings through fiscal 2019. We are confident we will meet or exceed this cost takeout target, and are now turning to the ‘growth’ piece of our transformation.”

Jaffe continued, “Our new executive management structure will enable faster decision making, accelerate implementation of company-wide initiatives, and foster greater accountability. Our segment teams will benefit from Gary’s deep knowledge of fashion merchandising, customer experience, and brand management as they work to reinvigorate and drive growth at our brands. And the continued maturity of our shared services platform under Brian’s leadership will enable our brands to meet evolving customer expectations and drive enterprise value.”

Jaffe concluded, “We have recently completed an extensive evaluation of strategic opportunities that complement our core business, and leverage our brand and platform assets. The new management structure we are announcing today will allow me to increasingly focus my efforts on strategic growth initiatives. We have begun a search for a new senior executive, who will be responsible for developing strategic opportunities, and all related business development activity will report directly to me. Initial implementation of these opportunities will be supported by our existing cost structure and shared services platform, and we look forward to sharing initiative detail as we achieve key milestones. Today’s changes reaffirm our commitment to deliver value to our shareholders by transforming ascena into an agile competitor – one that is well positioned to respond to rapidly evolving consumer expectations through the power of our brand portfolio and our leading platform capabilities.”

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About ascena retail group, inc.

ascena retail group, inc. (NASDAQ: ASNA) is a leading specialty retailer offering apparel, shoes and accessories for women through our Premium Fashion Segment (Ann Taylor, LOFT and Lou & Grey), the Value Fashion Segment (dressbarn and maurices), the Plus Fashion Segment (Lane Bryant and Catherines), and for tween girls under the Kids Fashion Segment (Justice). ascena retail group, inc. operates e-commerce websites and approximately 4,800 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com: AnnTaylor.com, LOFT.com, louandgrey.com, maurices.com, dressbarn.com, lanebryant.com, cacique.com, Catherines.com, and shopjustice.com.

CONTACT	For Investors:	For Media:

	ICR, Inc.	ascena retail group, inc.
	James Palczynski	Sue Ross
	Partner	Corporate Affairs
	(203) 682-8229	(218) 491-2110
	jp@ircinc.com	sue.ross@ascnearetail.com